               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 26 to the Registration Statement (Form N-1A) (No. 33-442) of Delaware Group Equity Funds IV of our reports dated November 8, 1999, included in the 1999 Annual Reports to shareholders.



/s/Ernst & Young LLP
---------------------------
Ernst & Young LLP
Philadelphia, Pennsylvania
December 15, 1999

                         Report of Independent Auditors



To the Shareholders and Board of Directors
Delaware Group Equity Funds IV, Inc. - Delaware DelCap Fund

We have audited the accompanying statement of net assets of Delaware Group Equity Funds IV, Inc. - Delaware DelCap Fund (the "Fund") as of September 30, 1999, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of September 30, 1999, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Group Equity Funds IV, Inc. - Delaware DelCap Fund at September 30, 1999, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and its financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.

Ernst & Young LLP
-------------------------------
Philadelphia, Pennsylvania
November 8, 1999

                         Report of Independent Auditors



To the Shareholders and Board of Directors
Delaware Group Equity Funds IV, Inc. - Delaware Diversified Growth Fund

We have audited the accompanying statement of net assets of Delaware Group Equity Funds IV, Inc. - Delaware Diversified Growth Fund (the "Fund") as of September 30, 1999, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of September 30, 1999, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Group Equity Funds IV, Inc. - Delaware Diversified Growth Fund at September 30, 1999, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and its financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.



/s/Ernst & Young LLP
-----------------------------
Philadelphia, Pennsylvania
November 8, 1999